Exhibit (n)



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement (Investment Company Act File No. 811-21803) on Form N-2 of our report dated February 12, 2007, relating to the financial statements and financial highlights of The Campbell Multi-Strategy Trust (the "Trust") appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2006, incorporated by reference in Part B which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in Part B.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
May 2, 2007